                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  ____


Check the appropriate box:

____  Preliminary proxy statement                    ____  Confidential, for use
                                                           of the commission
                                                           only (as permitted
                                                           by Rule 14a-6(e)(2))

[X]   Definitive proxy statement

____  Definitive additional materials

____  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        PHARMAKINETICS LABORATORIES, INC.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.

         ____ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:_______________________________

       (2) Aggregate number of securities to which transaction applies:_______________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______

       (4) Proposed maximum aggregate value of transaction:_____________________

       (5) Total fee paid:______________________________________________________
               _____  Fee paid previously with preliminary materials.
               _____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:______________________________________________

       (2) Form, Schedule or Registration Statement No.:________________________

       (3) Filing Party:________________________________________________________

       (4) Date Filed:__________________________________________________________

                        PHARMAKINETICS LABORATORIES, INC.
                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201



                                                                October 26, 2001

Dear Stockholder:

        Enclosed is the proxy statement for the shareholders' meeting to be held at our offices on Tuesday, November 27, 2001 at 11:00 a.m. At this meeting we will elect members of the Board of Directors and ratify the selection of PricewaterhouseCoopers LLP as the Company's auditors.

         Fiscal year 2001 was a successful year in many respects. We have been successful in controlling costs and increasing revenues. The Company reported revenues of $8.9 million for fiscal year 2001 compared to $8.0 million in fiscal year 2000.The Food and Drug Administration conducted an inspection in December 2000 of a bioequivalence study performed by the Company. In these inspections, the FDA may issue what is called a Form 483, Notice of Objectionable Findings. On the Form 483, the Inspectors detail findings of non-compliance with the policies of FDA regarding the clinical and analytical conduct of a study. I am very pleased to report the Company was not issued a Form 483 at the conclusion of the inspection. I believe this is an indication we have built a talented management team that has increased the quality of our operations.

         As we enter fiscal year 2002, we will continue to improve the quality of our services. We are continuing to evaluate opportunities that are synergistic with our current operations and broaden the services we offer. Our marketing efforts will be directed at increasing revenues in our Clinical Trials Management group and increasing revenues in our bioanalytical laboratory. We will be focused on supporting drug development by innovator companies in our Phase I Unit and laboratory, as well as continuing to support bioequivalence studies for our generic clients.

I remain optimistic with respect to the future of the Company. Our senior management team has worked extremely hard to move the Company forward and the results of its labor are slowly bearing fruit. I would like to thank all of our employees for their dedication to the Company. With the continued support of our shareholders, Directors and employees, I look forward to another successful year for the Company.

With best regards,

/s/ James W. Wilkinson, II, Ph.D.
---------------------------------
James W. Wilkinson, II, Ph.D.
President and
Chief Executive Officer

                        PHARMAKINETICS LABORATORIES, INC.
                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201

              --------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD TUESDAY, NOVEMBER 27, 2001, AT 11:00 A.M.

              ----------------------------------------------------

                                       AT

                        PHARMAKINETICS LABORATORIES, INC.
                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201


     We will hold our Annual Meeting of Stockholders on November 27, 2001, at 11:00 am, Eastern Time, at 302 West Fayette Street, Baltimore, Maryland, 21201 for the following purposes:


    1. to elect five directors to serve on our board until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

    2. to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2002; and

    3. to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof, only to the extent described on page 2 of the accompanying proxy statement.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

     The Board of Directors has fixed the close of business on October 19, 2001, as the date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF ALL THE SHARES VOTING AT THE ANNUAL MEETING IN PERSON OR BY PROXY IS REQUIRED FOR THE APPROVAL OF PROPOSALS ONE AND TWO. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY CAN BE REVOKED AT ANY TIME BEFORE IT IS VOTED.


                                           By Order of the Board of Directors,

                                           /s/ Cynthia A. Schurick
                                           -----------------------------------
                                           Cynthia A. Schurick
                                           Secretary
October 26, 2001

                        PHARMAKINETICS LABORATORIES, INC.
                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                       ON NOVEMBER 27, 2001 AT 11:00 A.M.


                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of PharmaKinetics Laboratories, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on November 27, 2001, and is revocable at any time prior to its exercise. In addition to solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone or facsimile transmission. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. This proxy material is being sent to stockholders on or about October 29, 2001.


                      OUTSTANDING SHARES AND VOTING RIGHTS

      Stockholders of record at the close of business on October 19, 2001, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,496,129 shares of Common Stock, $.005 par value ("Common Stock"), each of which is entitled to one (1) vote, 833,300 shares of Class A Convertible Preferred Stock, each of which is entitled to two and seventeen hundredths (2.17) votes, and 250,000 shares of Class B Convertible Preferred Stock, each of which is entitled to one (1) vote.

      The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. The affirmative vote of at least a majority of all votes cast at the Annual Meeting is required for the election of directors and for the approval of Proposal Two described herein. An abstention or broker non-vote is not included in calculating votes cast for the election of directors or the approval of Proposal Two, but is included for purposes of determining a quorum. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Annual Meeting.

      The enclosed proxy confers discretionary authority for the persons named therein to vote on any matter not described herein which properly comes before the Annual Meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its proxy materials for the 2000 Annual Meeting of Stockholders. The proxy does not confer authority to vote for any matter described in Securities and Exchange Commission Rule 14-a4(d).


                             MATTERS TO BE VOTED ON

ITEM 1.  ELECTION OF DIRECTORS

      Our entire Board of Directors (the "Board") is elected each year at the Annual Meeting. Directors serve until the next Annual Meeting or until a successor director is elected and qualified. Each of the nominated directors agrees to serve if elected. The Board by resolution has fixed the number of directors at five. Two directors are to be elected by the holders of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, voting together. Three directors are to be elected by the holders of Class A Convertible Preferred Stock, voting as a separate class. However, if for some reason one or more of them is unable to accept nomination or election, we intend to vote proxies for the election of a nominee or nominees designated by the Board, unless the Board reduces the total number of directors or decides to fill the vacant position at a later time. Biographical information and other information for each nominee is presented beginning on page 3.


ITEM 2. RATIFICATION OF OUR SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR 2001

      PricewaterhouseCoopers LLP ("PWC"), certified public accountants, has been our independent auditor since 1992. A member of the firm will be at the Annual Meeting and will be available to answer appropriate questions.


     PWC audited our 2001 consolidated financial statements. As part of their audit function, they also reviewed our 2001 annual report on Form 10-K and various filings with the Securities and Exchange Commission.


     Additional information about PWC and the services they provide is included on page 11, under the caption "Independent Public Accountants."

ITEM 3.  OTHER BUSINESS MATTERS

     The board of directors is not aware of any other business matters to be presented for action at the Annual Meeting. However, if any other matters come before the meeting, your proxy holders intend to vote or act in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.


                               BOARD OF DIRECTORS

NOMINEES FOR THE BOARD OF DIRECTORS

      The following table sets forth certain information concerning the nominees for election by holders of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, voting together. Both nominees are currently directors of the Company.

NAME, AGE AND YEAR FIRST ELECTED        BUSINESS EXPERIENCE
--------------------------------        -------------------
Thomas F. Kearns, Jr.                   Retired from Bear, Stearns & Co., Inc. in 1987; Director of Biomet,
65 (1995)                               Inc.; Trustee of the University of North Carolina Foundation and
                                        Endowment Fund.

James M. Wilkinson, II, Ph.D.           President and Chief Executive Officer of PharmaKinetics
49 (2000)                               Laboratories,  Inc. since January 2000; Vice President Analytical
                                        Laboratory Services from July 1996 to January 2000; Associate Director,
                                        Pharmaco  International,  Inc.,  Analytical
                                        Laboratory Division from December 1992 to June 1995.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

      The following table sets forth certain information concerning the nominees for election by holders of Class A Convertible Preferred Stock. All nominees are currently directors of the Company.



NAME, AGE AND YEAR FIRST ELECTED        BUSINESS EXPERIENCE
--------------------------------        -------------------
Leslie B. Daniels                       Principal of CAI Advisors & Co., an investment
54 (1998)                               company with offices in New York and Montreal,
                                        since 1988; Director of IVAX Corporation from
                                        December 1994 to December 1995; Chairman of the
                                        Board of Directors of Zenith Laboratories, Inc.,
                                        a major generic drug manufacturer from April
                                        1990 to December 1994, and a Director from
                                        December 1989 to December 1994. Director of NBS
                                        Technologies, Inc., MIST, Inc., and Safeguard
                                        Health Enterprises, Inc.

Jerome A. Halperin                      Retired, April 2000. Executive Vice President
64 (2000)                               and Chief Executive Officer, Chairman, Committee
                                        of Revision, and Secretary, Board of Trustees
                                        and U.S. Pharmacopeial Convention from March
                                        1995 to April 2000; Executive Director,
                                        Chairman, Committee of Revision, and Secretary,
                                        Board of Trustees and U.S. Pharmacopeial
                                        Convention from March 1990 to March 1995.

Kamal K. Midha, C.M., Ph.D.,            Director of Drug Metabolism, Drug Disposition
D.Sc.                                   Group, University of Saskatchewan, Canada since
60 (1998)                               1979, and Chief Scientific Officer of
                                        PharmaQuest Limited, Bermuda, a newly
                                        established Pharmaceutical Research Corporation.
                                        He serves on the Editorial Boards of Journal of
                                        Pharmaceutical Sciences and Xenobiotica. He is
                                        Vice President of the International
                                        Pharmaceutical Federation and he is an Adjunct
                                        Professor of Pharmacy and Associate Member of
                                        Psychiatry, University of Saskatchewan, Canada
                                        and Co-Chief of the Psychopharmacology Unit,
                                        Clinical Research Center for Study of
                                        Schizophrenia & Rehabilitation, University of
                                        California, Los Angeles.

BOARD COMMITTEES

      Our board has four standing committees: an Audit Committee, Compensation Committee, a Science and Technology Committee and a Quality and Compliance Committee.

     Audit Committee. The audit committee has three members and has the responsibilities set forth in the following table. The board has adopted a written charter for the audit committee included in this proxy statement as appendix I. A report of the audit committee is included in this proxy statement.

                                                                                    NO. OF
                                                                                  MEETINGS IN
                                                                                  FISCAL YEAR
     MEMBERS                         FUNCTIONS                                       2001
     -------                         ---------                                    -----------

Thomas F. Kearns, Jr. (Chair)   o    Monitor the Company's financial reporting         3
Leslie B. Daniels                    process and systems of internal controls
Kamal K. Midha, C.M., Ph.D.,         regarding finance, accounting, and legal
D.Sc.                                compliance.

                                o Appraise the independence and performance of the Company's independent auditors, recommend to the Board the selection, evaluation and replacement, where appropriate, of the auditors.

                                o    Provide an avenue of communication
                                     among the independent auditors,
                                     senior management and the Board.

     Compensation Committee. The committee has four members and has the responsibilities set forth in the following table.

                                                                                    NO. OF
                                                                                  MEETINGS IN
                                                                                  FISCAL YEAR
     MEMBERS                         FUNCTIONS                                       2001
     -------                         ---------                                    -----------
Leslie B. Daniels  (Chair)      o   Establishes compensation of the chief              3
Thomas F. Kearns, Jr.               executive officer.
Jerome A. Halperin              o   Reviews and approves compensation of other
Kamal K. Midha, C.M., Ph.D.,        executive officers.
D.Sc.                           o   Recommends grants under the Company's stock
                                    option plans.

     Science and Technology Committee. The committee has four members and has the responsibilities set forth in the following table.

                                                                                    NO. OF
                                                                                  MEETINGS IN
                                                                                  FISCAL YEAR
     MEMBERS                         FUNCTIONS                                       2001
     -------                         ---------                                    -----------

Kamal K. Midha, C.M., Ph.D.,    o   Advises the Company on scientific matters,       None
D.Sc. (Chair)                       including new method development, trends in
Leslie B. Daniels                   instrument technology and developments within
James M. Wilkinson, II, Ph.D.       the pharmaceutical industry.
Jerome A. Halperin



     Quality and Compliance Committee. The committee has two members and has the responsibilities set forth in the following table.


                                                                                    NO. OF
                                                                                  MEETINGS IN
                                                                                  FISCAL YEAR
     MEMBERS                         FUNCTIONS                                        2001
     -------                         ---------                                    -----------
Jerome A. Halperin (Chair)      o   Provides oversight to the Company on its           2
James M. Wilkinson, II, Ph.D        quality and compliance programs.


ATTENDANCE AT MEETINGS

      During fiscal year 2001, our directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

DIRECTORS' COMPENSATION

     In November 1996, the Board of Directors elected to discontinue cash compensation for its non-employee directors and to adopt a Non-Employee Directors Stock Option Plan (the "1996 Plan") effective November 25, 1996. The 1996 Plan was amended by resolution of the Board of Directors (the "Board") on January 20, 1998 in order to increase the number of shares of the Company's common stock subject to options available for grant under the 1996 Plan. Each non-employee director shall be granted options to purchase 24,000 shares of the Company's common stock, at the fair market value of the stock on the effective date of the grant, which shall vest in four equal installments over four years. The first year's grant will be pro-rated for directors joining the Board after the effective date. The first installment shall vest on the effective date of the grant. Thereafter, on the date of each of the next three annual meetings of stockholders at which elections to the Board are conducted, an installment of 6,000 shares shall vest in each serving director who is re-elected to the Board. The 1996 Plan, as amended, shall be administered by the Board or the Compensation Committee established by the Board and provides that the number of shares of stock that may be issued pursuant to options granted under the 1996 Plan shall not exceed in the aggregate 200,000 shares. As of June 30, 2001, there were 78,500 options outstanding,

55,000 of which were exercisable, but not exercised, and 109,500 options were available for future issuance. To date, 12,000 options have been exercised. The 1996 Plan was ratified by the Company's stockholders at the Company's Special Meeting in lieu of Annual Meeting of Stockholders held April 6,1998.


We reimburse each director for expenses of attending board and committee meetings.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


      Based upon our review of copies of reporting forms we received or a written representation from a reporting person that no form 5 was required, we believe that our reporting officers and directors filed all the reports required by Section 16 of the Securities Exchange Act of 1934 for fiscal year 2001.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of August 31, 2001, regarding stock ownership of management and owners of 5% or more of each class of the Company's voting securities:

                                          BENEFICIAL OWNERSHIP OF
                                               COMMON STOCK           BENEFICIAL OWNERSHIP OF CONVERTIBLE PREFERRED STOCK
                                        ----------------------------  ----------------------------------------------------
                                         NUMBER OF        PERCENT OF         NUMBER OF                   PERCENT OF
                                        SHARES OWNED     SHARES OWNED      SHARES OWNED     CLASS      SHARES OWNED
                                        -------------     -------------     ------------     ------     ------------
Altana, Inc. ..................             350,155(4)         12.3%            250,000         B          100.0%
60 Baylis Road
Melville, New York 11747

Aster S.A. ....................             361,652(2)(3)      12.7%            166,660         A           20.0%
3 et 5 rue Eugene Millon
75015 Paris France

Dennis Chase ..................             220,000             8.8%               ---         ---           ---
P.O. Box 248
North Lake, Wisconsin 53064

Leslie B. Daniels .............             246,430(1)(2)(3)    9.0%            103,885          A          12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Peter M. Gottsegen ............             225,430(2)(3)       8.3%            103,885           A         12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

GES Investments, S.A. .........              36,165(2)(3)       1.4%             16,666           A          2.0%
Avenue Delleur, 18
Brussels, Belgium 1170

Initiative & Finance ..........              144,661(2)         5.5%             66,664           A          8.0%
Investissement
16 rue Chauveau Lagarde
Paris, France 75008

R.A. Mackie and  Co., L.P. ....              307,763(8)        12.3%             ---             ---         ---
18 North Astor Street
Irvington, NY  10533



                                       5

                                          BENEFICIAL OWNERSHIP OF
                                               COMMON STOCK           BENEFICIAL OWNERSHIP OF CONVERTIBLE PREFERRED STOCK
                                        ----------------------------  ----------------------------------------------------
                                         NUMBER OF        PERCENT OF         NUMBER OF                   PERCENT OF
                                        SHARES OWNED     SHARES OWNED      SHARES OWNED     CLASS      SHARES OWNED
                                        -------------     -------------     ------------     ------     ------------
Michael F. Price .....................       415,900(2)         14.3%           191,659        A           23.0%
1180 Larger Cross Road
P.O. Box 434
Far Hills, New Jersey 07931

Peter G. Restler .....................        54,248(2)(3)       2.1%            24,999        A            3.0%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Richard J. Schmeelk ..................       225,430(2)(3)       8.3%           103,885        A           12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

David von Kauffmann ..................        36,165(2)(3)       1.4%            16,666        A            2.0%
European Equity Partners
1 rue Vernier
75017 Paris, France

Manfred Yu ...........................        10,848(2)(3)(6)                     4,999        A            0.6%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Jerome A. Halperin ...................        24,500(1)(6)        ---             ---          ---

Thomas F. Kearns, Jr. ................        70,924(1)(2)        2.8%           11,110        A            1.3%

Taryn L. Kunkel .......................        52,333(1)           2.1%            ---          ---          ---

Kamal K. Midha, C.M., Ph.D., D.Sc ....        51,400(1)(5)        2.0%            ---          ---          ---

Cynthia A. Schurick ..................        51,528(1)           2.0%            ---          ---          ---

James  M. Wilkinson II, Ph.D.                 86,417(1)           3.3%            ---          ---          ---

All directors and officers as a
group (8 persons) ....................       583,532(1)(2)       19.2%          114,995        A           13.8%


------------

(1) Includes shares of stock which directors and officers have exercisable rights to acquire as of or within 60 days of August 31, 2001, through the exercise of options, in the amount of 21,000 shares for Mr. Daniels; 24,500 shares for Mr. Halperin; 27,000 shares for Mr. Kearns; 52,333 shares for Ms. Kunkel; 39,000 shares for Dr. Midha; 47,667 shares for Ms. Schurick; 86,417 shares for Dr. Wilkinson; and 297,917 shares for all directors and officers as a group.

(2) Includes shares for which investors have rights to acquire upon conversion of Class A Convertible Preferred Stock, in the amount of 361,652 shares for Aster S.A.; 225,430 shares for Mr. Daniels; 225,430 for Mr. Gottsegen; 36,165 shares for GES Investments, S.A.; 144,661 shares for initiative and Finance Investissement; 415,900 for Mr. Price; 54,248 for Mr. Restler; 225,430 for Mr. Schmeelk; 36,165 shares for Mr. Kauffmann; 10,848 for Mr. Yu; 24,109 for Mr. Kearns; and 249,539 shares for all directors and officers as a group.

(3) Each of these individuals has reported membership in a "group" based upon Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission on January 12, 1998.

(4) Includes shares of stock, which Altana, Inc. has a right to acquire upon conversion of Class B Convertible Preferred Stock and warrants to purchase 100,000 shares of common stock, exercisable at $6.00 per share.

(5)  Includes 12,400 shares held by Dr. Midha's son.

(6)  Less than 1%

(7) These are members of a "group" based upon Schedule 13D filed with the Securities and Exchange Commission on February 2, 1998.

(8)  Includes 38,476 shares of common stock owned by Robert A. Mackie, Jr.


Class A Preferred Stock

     In December 1997, the Company issued 833,300 shares of a newly created Class A Convertible Preferred Stock and warrants to purchase 1,250,000 shares of the Company's common stock, and entered into a Registration Rights Agreement and Technology Sharing Agreement in connection therewith, to investors including certain affiliates of Aster.Cephac S.A. and CAI Advisors & Co. (collectively, the "Purchasers"). The securities were issued pursuant to a Preferred Share and Warrant Purchase Agreement (the "Agreement").

     The Agreement provided for the sale to the Purchasers of a total of 833,300 shares of Class A Convertible Preferred Stock for $4,937,500 or $5.925 per share. The preferred stock is convertible at any time into shares of common stock at a conversion ratio of one (1) share of preferred stock for two point one seven (2.17) shares of the Company's common stock. The conversion ratio is subject to adjustment under certain circumstances to prevent dilution. In the event of liquidation of the Company, the holders of the shares of preferred stock who do not convert their shares into common stock are entitled to receive $5.925 per share, prior to any distributions being made to the holders of any other class or series of the Company's capital stock.

     In addition, the Agreement provided for the sale to the Purchasers, for $62,500, warrants to purchase 1,250,000 shares of the Company's common stock, exercisable at $6.00 per share. These warrants expired on December 23, 2000.

Class B Preferred Stock and Warrants

     In April 2000, the Company issued 250,000 shares of a newly created Class B Convertible Preferred Stock and warrants to purchase 100,000 shares of the Company's common stock to Altana, Inc. in settlement of a civil action. The preferred stock is convertible at any time into shares of common stock at a conversion ratio of one (1) share of preferred stock for one (1) share of common stock. The conversion ratio is subject to adjustment under certain circumstances to prevent dilution. There are no liquidation preferences. The warrants are fully exercisable at $6.00 per share and expire in April 2003. Altana can elect to exchange shares of the preferred stock for future studies performed by the Company.

                               EXECUTIVE OFFICERS

                                                                                              EMPLOYED         OFFICER
 NAME                        AGE      POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION       SINCE            SINCE
------                       ---      ---------------------------------------------------     ---------        --------
James M. Wilkinson II,       49       President and Chief Executive Officer since January        1996            1996
Ph.D.                                 2000; Vice President Analytical Laboratory Services
                                      from July 1996 to January 2000; Associate Director,
                                      Pharmaco International, Inc., Analytical Laboratory
                                      Division from December 1992 to June 1995. Education -
                                      Postdoctoral Associate, University of Washington,
                                      Seattle, Washington, 1979; Ph.D., Organic Chemistry,
                                      Duke University, Durham, North Carolina, 1978; B.S.,
                                      Chemistry, Virginia Military Institute, Lexington,
                                      Virginia, 1974.

Jeffrey A. Scheidt           40       Vice President, Chief Financial Officer since July 2001;    2001            2001
                                      Controller, Guilford Pharmaceuticals Inc. from August
                                      1994 to March 2001 and Director of Financial Planning
                                      and Analysis from March 2001 to July 2001. Education -
                                      B.S., Accounting, Loyola College, Baltimore, Maryland
                                      1986. Certified Public Accountant.

Taryn L. Kunkel (1)          40       Vice President, Chief Financial Officer and Treasurer       1990            1991
                                      February 1991 to June 2001; Controller from
                                      November 1990 to February 1991; and Director of
                                      Financial Analysis from July 1990 to November 1990.
                                      Education - M.A.S.,Management, The Johns Hopkins
                                      University, Baltimore, Maryland 1989; B.S., Accounting
                                      (Magna Cum Laude), Loyola College, Baltimore,
                                      Maryland 1983.  Certified Public Accountant.

Cynthia A. Schurick           45      Vice President Business Development since                   1982            2000
                                      January 2000; Senior Director, Sales Support,
                                      from July 1998 to January 2000; Director, Sales
                                      Support from January 1993 to July 1998; various
                                      other positions from May 1982 to January 1993.
                                      Education - B.S., Speech Pathology and Audiology,
                                      (Magna Cum Laude) West Virginia University, 1978.

------------
(1) Ms. Kunkel separated from the Company effective June 19, 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to its Chief Executive Officer and other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 30, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                       ANNUAL COMPENSATION                    COMPENSATION           ALL OTHER
                                        --------------------------------------------------   --------------        --------------
                                                                                               SECURITIES            ALL OTHER
NAME AND                                 FISCAL    SALARY         BONUS      OTHER ANNUAL       UNDERLYING          COMPENSATION
PRINCIPAL POSITION                        YEAR       ($)           ($)       COMP. ($) (1)      OPTIONS(#)            ($) (2)
-------------------                     --------   --------       -------    -------------   --------------        --------------
James M. Wilkinson II, Ph.D.              2001      137,902           -           6,000            50,000                  -
President, Chief Executive                2000      115,200           -           6,000             71000             17,500
Ofiicer and Director                      1999      110,240           -           6,000                 -                  -

Taryn L. Kunkel (3)                       2001      101,282           -           5,930            30,000                  -
Vice President,
Chief Financial Officer

Cynthia A. Schurick                       2001      118,666           -           6,000            30,000              3,126
Vice President,                           2000       89,739       3,000           3,000            53,000             11,300
Business Development



-------------

(1) Other Annual Compensation includes personal benefits provided by the Company.

(2) Other compensation includes forgiveness of Dr. Wilkinson's Note Payable to the Company, and commissions paid to Ms. Schurick.

(3) Ms. Kunkel separated from the Company effective June 19, 2001. Her annual salary for 2001 reflects what her salary would have been for the full fiscal year.

STOCK OPTION GRANTS

     The following table sets forth information concerning the grant of stock options under the Company's 1996 Incentive Stock Option Plan during fiscal 2001 to the executive officers named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                                          ASSUMED ANNUAL RATES
                                    NUMBER OF         PERCENTAGE                                                 OF STOCK
                                     OPTIONS            OF TOTAL                                            PRICE APPRECIATION
                                    SECURITIES     OPTIONS GRANTED          EXERCISE                        FOR OPTION TERM (3)
                                   UNDERLYING       EMPLOYEES IN               OR         EXPIRATION    --------------------------
            NAME                 GRANTED (#) (1)    FISCAL YEAR (%)       BASE PRICE (2)     DATE           5%             10%
            ----                 ---------------   ------------------    --------------      ----          ----           -----
  James M. Wilkinson II, Ph.D.        50,000               37.6              $0.75           7/10         $23,584        $59,765
  Taryn L. Kunkel(4)                  30,000               22.6              $0.75           7/10         $14,150        $35,859
  Cynthia A. Schurick                 30,000               22.6              $0.75           7/10         $14,150        $35,859


--------

(1) Options granted under the 1996 Incentive Stock Option Plan. These options vest 50% upon the date of the grant with the remaining share options vesting equally over the next two years.

(2) The exercise prices are equal to the fair market value of the common stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and may not accurately reflect the appreciation of the price of our common stock from the date of growth until the end of the option term. These assumptions are not intended to forecast future price appreciation of our common stock.

(4) Ms. Kunkel separated from the Company effective June 19, 2001. Under the terms of the 1996 Incentive Stock Option Plan, unexercised options expired three (3) months after the termination of employment with the Company.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information related to the number and value of options held by three of the Company's executive officers. No options were exercised by these individuals during the fiscal year ended June 30, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                                      VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED                         IN-THE-MONEY
                              SHARES         ($)              OPTIONS AT FY-END (#)                  OPTIONS AT FY-END ($) (2)
                             ACQUIRED        VALUE         ---------------------------------       --------------------------------
NAME                         IN EXERCISE    REALIZED          EXERCISABLE    UNEXERCISABLE            EXERCISABLE   UNEXERCISABLE
------                     --------------  -----------      --------------  ----------------        -------------  ----------------

James W. Wilkinson, II, Ph.D.        ---          ---           73,917           76,083                ---             ---
Cynthia A. Schurick                  ---          ---           52,167           52,833                ---             ---
Taryn L. Kunkel (1)                  ---          ---           63,333           41,667                ---             ---


--------
(1) Ms. Kunkel separated from the Company effective June 19, 2001.

(2) None of the options granted and outstanding were in-the-money at June 30, 2001 based on the closing price of $0.68 on June 30, 2001.

SEVERANCE AGREEMENTS

     The Company has severance agreements with Dr. Wilkinson and Ms. Schurick. Each agreement provides for the continuance of the officer's annual base salary for a period of twelve (12) months from the date of termination of employment if such termination occurs at any time during a two (2) year period after a "Significant Transaction" or a "Change of Board Composition" and is for reasons other than "Just Cause", such terms as defined within the agreement. Upon termination of employment, the agreement provides for accelerated vesting of all stock options and the option to extend the exercise period of such options. As of June 30, 2001 benefits payable would be approximately $144,000 for Dr. Wilkinson and $121,000 for Ms. Schurick.

EMPLOYEE STOCK OPTION PLANS

    The Company has stock option plans under which incentive and non-qualified stock options may be granted to key employees. As of June 30, 2001, there were 434,940 options outstanding, 224,907 of which were exercisable, but not exercised, and 119,270 available for future issuance. To date, 42,130 options have been exercised. A total of 596,340 options have been authorized for issuance under the plans, at no less than the fair market value of the shares on the date of the grant. Options may be granted for the terms up to, but not exceeding ten years and generally vest after four years from the date of the grant.


                         INDEPENDENT PUBLIC ACCOUNTANTS

AUDIT FEES

     PWC billed us $35,000 for professional services rendered for the audit of our annual financial statements for the fiscal year 2001and the review of the financial statements included in our Forms 10-Q for the fiscal year 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PWC did not perform any financial information systems design or implementation services for us during the fiscal year 2001.

ALL OTHER FEES

     PWC billed us $15,000 for all other professional services rendered for the fiscal year 2001.


     The audit committee of the board of directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP.


                             AUDIT COMMITTEE REPORT


     The Audit Committee of the PharmaKinetics Laboratories, Inc. Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors included in appendix I of this proxy statement. The members of the Committee are Thomas F. Kearns, Jr (Chair), Leslie B. Daniels and Kamal K. Midha. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     The management of the Company is responsible for the Company's internal controls and financial reporting process. PricewaterhouseCoopers, LLP, ("PWC"), the Company's independent accountants, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In connection with this responsibility, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and PWC. The Committee has also discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).


     The Committee has received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PWC its independence.


     Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year 2001 be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                           AUDIT COMMITTEE
                                           Thomas F. Kearns, Jr. (Chair)
                                           Leslie B. Daniels
                                           Kamal K. Midha

                             DEADLINE FOR SUBMITTING
                              STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2002 must be received in writing by the Company at its principal executive offices on or before June 30, 2002. After September 13, 2002, notice of a stockholder proposal submitted outside of Securities and Exchange Commission Rule 14a-8 will be considered untimely. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                               REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission is enclosed herewith. Additional copies are available to shareholders without charge on written request directed to Cynthia A. Schurick, Secretary, PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201.

                                  OTHER MATTERS

     Management knows of no other business to be presented for action at the Annual Meeting, but if any other business should properly come before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion only as described on page 1 of this Proxy Statement.


By Order of the Board of Directors,

/s/ Cynthia A. Schurick
------------------------
Cynthia A. Schurick
Secretary
October 26, 2001

                                   APPENDIX I

                        PHARMAKINETICS LABORATORIES, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


PURPOSE


      The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

o Monitor the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Appraise the independence and performance of the Company's independent auditors. The independent auditor is accountable to the Board and the Committee, and the Committee is responsible for recommending to the Board the selection, evaluation and replacement, where appropriate, of the auditors.

o Provide an avenue of communication among the independent auditors, senior management and the Board.

COMPOSITION


     The Committee shall be comprised of three or more directors, each of whom shall be independent directors, free from any relationship that would, in the good faith opinion of the Board, interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise, as determined in good faith by the Board. The Board shall appoint the chairperson and members of the Committee.


MEETINGS


      The Committee shall meet at least four (4) times per year and may meet more frequently as circumstances dictate. The Committee will meet collectively and with the independent auditors prior to the Company filing each of its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K with the Securities and Exchange Commission ("SEC"). The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide management and the independent auditors with the appropriate opportunities to meet privately with the Committee.


RESPONSIBILITIES

o Obtain approval of this charter by the Board of Directors', and if necessary, update the Committee's charter as conditions dictate. Propose any changes to the Board and receive approval of any such changes from the Board.

o    Review and reassess the adequacy of this Charter at least annually.

o Record minutes of each meeting and report quarterly to the Board of Directors.

o Review the Company's annual audited financial statements and sections of the annual report prior to the Company filing its Annual Report on Form 10-K with the SEC. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments affecting the financial statements.

o Review with financial management and the independent auditors the financial information included in the Company's Quarterly Report on Form 10-Q prior to the filing of such report each quarter with the SEC. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors. The Chair of the Committee (or his designee) may represent the entire Committee for purposes of this review.

o In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors, together with management's responses.

o Prepare any report or other disclosures required by the SEC and/or any stock exchange or quotation system to be included in the Company's annual proxy statement.

o Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation. All fees related to such an investigation are the responsibility of the Company.

o On an annual basis obtain from the independent auditors' a written report that discloses all relationships with the Company that the independent auditors believe may impact their independence and objectivity, and review and discuss with the independent auditors all significant relationships identified that could impair the auditors' independence and recommend that the Board of Directors take appropriate action in response to satisfy itself of the independent auditor's independence.

o Review the fees and other compensation paid to the independent auditors. Such review may be performed annually in conjunction with the auditors' required report under SAS 61.

o    Review the proposed audit scope and approach by the independent auditors.

                                      PROXY


                        PHARMAKINETICS LABORATORIES, INC.


                         ANNUAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON NOVEMBER 27, 2001



       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints James M. Wilkinson, II, Ph.D. and Jeffrey
A. Scheidt, or either of them as attorney or attorneys-in-fact of the undersigned, with full power of substitution, in them and in each of them, to vote in the name, place and stead of the undersigned, in the manner indicated herein, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of PharmaKinetics Laboratories, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PharmaKinetics Laboratories, Inc. to be held on November 27, 2001 at 11:00 a.m., local time, at the offices of the Company located at 302 West Fayette Street, Baltimore, Maryland 21201, or at any adjournment thereof.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this proxy will be voted FOR Proposal Two, and FOR both of the nominees for director named on the reverse. The Board of Directors recommends a vote FOR both of the nominees for director and FOR Proposal Two set forth on the reverse.

                  (Continued and to be signed on reverse side)


 ------------------------------------------------------------------------------


      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders


                        PHARMAKINETICS LABORATORIES, INC.


                                November 27, 2001



                 [X] Please mark your votes as in this example.


ITEM 1


To elect directors (for both of the following nominees except as marked to the contrary):


             Thomas F. Kearns, Jr. and James M. Wilkinson, II, Ph.D.


                   ____ FOR both nominees, except as indicated


                   ____ Withhold authority for both nominees


To withhold authority for any individual nominee(s), write the nominee(s) name(s) below:

--------------------------------------------------------------------------------


ITEM 2


To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.


                       ____ FOR ____ AGAINST ____ ABSTAIN


ITEM 3


In their discretion, to act upon any other matter that may properly come before the meeting or any adjournment thereof. Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for the meeting described in this proxy.


SIGNATURE(S): ___________________________ DATED: _________________ 2001


Note: Proxy must be signed exactly as the name appears herein. Please mark, sign, date and return this proxy promptly using the enclosed envelope. If signing for a trust, estate, corporation, or other entity, please state your title or the capacity in which you are signing. If shares are held jointly, each joint owner should personally sign.